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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the use in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 (No. 333-20343) (the "Registration Statement") of our report dated March 10, 2006, relating to the financial statements of Union Security Life Insurance Company of New York, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

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PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 3, 2006
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